                                                                   EXHIBIT 10.13


                              PIVOTAL SOFTWARE INC.
                             CLASS F PREFERRED SHARE
                       SUBSCRIPTION AND PURCHASE AGREEMENT
                                January 15, 1999

                              TABLE OF CONTENTS

1. SUBSCRIPTION FOR AND SALE OF SHARES.........................................1
      1.1     Subscription for and Issuance of Class F Preferred Shares........1
      1.2     Closing..........................................................1

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................1
      2.1     Organization, Good Standing and QUALIFICATION....................1
      2.2     Capitalization and Voting Rights.................................2
      2.3     Subsidiaries.....................................................2
      2.4     Right, Power and Authority.......................................2
      2.5     Authorization....................................................2
      2.6     Valid Issuance of Preferred and Common Shares....................3
      2.7     Corporate Records of the Company.................................3
      2.8     Governmental Consents............................................4
      2.9     Approval of Third Parties........................................4
      2.10    Litigation.......................................................4
      2.11    Proprietary Information and Shareholder Agreements...............4
      2.12    Patents and Trademarks...........................................4
      2.13    Compliance with Other Instruments................................5
      2.14    Agreements; Action...............................................5
      2.15    Related-Party Transactions.......................................6
      2.16    Permits..........................................................7
      2.17    Environmental and Safety Laws....................................7
      2.18    Manufacturing and Marketing Rights...............................7
      2.19    Disclosure.......................................................7
      2.20    Registration Rights..............................................7
      2.21    Corporate Documents..............................................7
      2.22    Title to Property and Assets.....................................7
      2.23    Interests in Real Property.......................................8
      2.24    Financial Statements.............................................8
      2.25    Changes..........................................................8
      2.26    Goodwill.........................................................9
      2.27    Financial Records of the Company.................................9
      2.28    Debt Obligations of the Company..................................9
      2.29    Guarantees and Other Agreements of the Company...................9
      2.30    Tax Returns, Payments and Elections.............................10
      2.31    Insurance.......................................................10
      2.32    Labour Agreements and Actions...................................10
      2.33    Conduct of the Company's Business...............................10
      2.34    Real Property Holding Company...................................10

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............................10
      3.1     Organization, Good Standing and Qualification...................11
      3.2     Authorization...................................................11

        3.3     Purchase Entirely for Own Account.............................11
        3.4     Disclosure of Information.....................................12
        3.5     No Prospectus.................................................12
        3.6     Advertising...................................................13
        3.7     Investment Experience.........................................13
        3.8     Accredited Investor...........................................13
        3.9     Restricted Securities.........................................13
        3.10    Further Limitations on Disposition............................13
        3.11    Legends.......................................................14

4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING............................15
        4.1     Representations and Warranties................................15
        4.2     Performance...................................................15
        4.3     Compliance Certificate........................................15
        4.4     Qualifications................................................15
        4.5     Proceedings and Documents.....................................15
        4.6     Directors.....................................................15
        4.7     Opinion of Company Counsel....................................15
        4.8     Investors' Rights Agreement...................................18
        4.9     Shareholders Agreement.......................................

5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.........................18
        5.1     Representations and Warranties................................18
        5.2     Payment of Purchase PRICE.....................................18
        5.3     California Qualification......................................19

6. MISCELLANEOUS..............................................................19
        6.1     Survival of Warranties........................................19
        6.2     Successors and Assigns........................................19
        6.3     Governing Law.................................................19
        6.4     Counterparts..................................................19
        6.5     Titles and Subtitles..........................................19
        6.6     Notices.......................................................19
        6.7     Finder's Fee..................................................20
        6.8     Expenses......................................................19
        6.9     Amendments and Waivers........................................19
        6.10    Severability..................................................20
        6.11    Aggregation of Shares.........................................20
        6.12    Entire Agreement..............................................20
        6.13    Funds.........................................................21
        6.14    Limitation of Liability.......................................21
        6.15    Further Assurances............................................21
        6.16    Non-Waiver....................................................21

THIS SHARE SUBSCRIPTION AGREEMENT is made as of the 15th day of January 1999, by and between Pivotal Software Inc., a British Columbia company (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and collectively referred to as "Investors".

THE PARTIES HEREBY AGREE AS FOLLOWS:

                         1.     SUBSCRIPTION FOR AND SALE OF SHARES

1.1 SUBSCRIPTION FOR AND ISSUANCE OF CLASS F PREFERRED SHARES. Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to subscribe for and purchase at the Closing and the Company agrees to allot and issue and sell to each Investor at the Closing, that number of the Company's Class F Preferred Shares set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

1.2 CLOSING. The purchase and sale of the Class F Preferred Shares shall take place at the offices of Davis & Company, 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia, on January 15, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the Class F Preferred Shares sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Class F Preferred Shares which such Investor is purchasing against delivery to the Company by such Investor of a cheque in the amount of the purchase price therefor payable to the Company's order.

               2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor as of the Closing that, except as set forth on A Schedule of Exceptions attached hereto as Schedule B and furnished to each investor specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a company duly organized, validly existing and in good standing under the laws of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

        (a) Preferred Shares. 11,946,474 Preferred Shares (the "Preferred Shares"), of which 2,000,000 shares have been designated Class A Preferred Shares, all of which are outstanding, 2,000,000 shares have been designated Class B Preferred Shares, all of which are outstanding, 2,658,228 shares have been designated Class D Preferred Shares, all of which are outstanding, 4,000,000 shares have been designated Class E Preferred Shares, all of which are outstanding and 1,288,246 shares have been designated Class F Preferred Shares, all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Class F Preferred Shares are as stated in the Company's Altered Memorandum and Articles filed with the Registrar of Companies for British Columbia on December 29, 1998.

        (b) Common Shares. 50,600,000 common shares ("Common Shares"), of which 50,000,000 shares have been designated Class A Common Shares,3,403,299 shares of which are issued and outstanding, and 600,000 shares have been designated Class B Common Shares, 476,786 shares of which are issued and outstanding.

        (c) Except for (A) the conversion privileges of the outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares to be issued under this Agreement, (B) the rights provided in paragraph 2.4 of the Investors' Rights Agreement, and (C) 1,523,115 Common Shares reserved for options to employees pursuant to the Company's Share Option Plan, of which 1,202,861 Common Shares are subject to options which have been granted and are not exercised, particulars of which are as set forth in Schedule C attached hereto, there are not outstanding any options, warrants, rights (including conversion or preemptive rights, other than preemptive rights under section 41 of the Company Act (British Columbia)) or agreements for the purchase or acquisition from the Company of any of its shares. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there IS no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, other than its US and UK subsidiaries.

2.4 RIGHT, POWER AND AUTHORITY. The Company has the capacity and authority to enter into this Agreement, the Investors' Rights Agreement and the Shareholders Agreement.

2.5 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investors'

Rights Agreement and the Shareholders Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Class F Preferred Shares being sold hereunder and the Common Shares issuable upon conversion of the Class F Preferred Shares has been taken or will be taken prior to the Closing, including, without limitation, waiver of all pre-emptive rights and rights of first offer or refusal, and this Agreement, the Investors' Rights Agreement and the Shareholders Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

2.6 VALID ISSUANCE OF PREFERRED AND COMMON SHARES.

        (a) The Class F Preferred Shares which are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of any liens, encumbrances or charges whatsoever, and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable British Columbia securities laws, except that the Company must file, within the prescribed time period, with respect to the issue of any Class F Preferred Shares to which the Securities Act (British Columbia) applies, a report in Form 20 with the British Columbia Securities Commission together with the appropriate fees and a fee checklist form. 12,051,737 of authorized but unissued Class A Common Shares have been duly and validly reserved for issuance upon the conversion of the Class A Preferred Shares, the Class B Preferred Shares, the Class D Preferred Shares, the Class E Preferred Shares and the Class F Preferred Shares and, upon issuance in accordance with the terms of the Altered Memorandum and Articles, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of British Columbia.

        (b) The outstanding Class A, Class B, Class D and Class E Preferred Shares and Common Shares are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable British Columbia securities laws.

2.7 CORPORATE RECORDS OF THE COMPANY. The corporate records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and shareholders of the Company actually held since its incorporation and all such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors of the Company are complete and accurate.

2.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Canadian or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, the Investors' Rights Agreement or the Shareholders Agreement, except that the Company must file, within the prescribed time period, with respect to the issue of any Class F Preferred Shares to which the Securities Act (British Columbia) applies, a report in Form 20 with the British Columbia Securities Commission together with the appropriate fees and a fee checklist form.

2.9 APPROVAL OF THIRD PARTIES. The Company is under no obligation, contractual or otherwise, to request or obtain the consent of any person or entity to any of the transactions contemplated in this Agreement, the Investors' Rights Agreement or the Shareholders Agreement or to the sale, transfer, assignment or delivery of the Class F Preferred Shares.

2.10 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement, the Investors' Rights Agreement or the Shareholders Agreement or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgement or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

2.11 PROPRIETARY INFORMATION AND SHAREHOLDER AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to counsel to the Investors. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

2.12 PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, processes and any other intellectual property necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, processes and any other intellectual property of any other person or entity. The Company has not received any communications alleging and is not aware of any allegations that the

Company has violated or, by conducting its business as presently conducted or as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights or intellectual property of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Investors' Rights Agreement and the Shareholders Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted or as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. No person or entity other than the Company has any right to license or use commercially the source code for the Company's set of products known as Pivotal Relationship.

2.13 COMPLIANCE WITH OTHER INSTRUMENTS.

     (a) The Company is not in violation or default of any provisions of its Altered Memorandum and Articles or of any instrument, judgement, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any Canadian federal or provincial statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement or the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgement, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

2.14 AGREEMENTS; ACTION.

     (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement and the Shareholders Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

     (b) The Company has performed all of its obligations under, is entitled to all benefits under, and is not in default or alleged to be in default in respect of any material contracts.

     (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital shares, (ii) at December 31, 1998, incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate,
          (iii) made any loans or advances to any person, other than ordinary advances for travel and other expenses (except as specifically provided in Schedule B), or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business and sale of obsolete or unnecessary items and equipment.

     (d) For the purposes of subsection (c) above, all indebtedness and liabilities involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

     (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Altered Memorandum and Articles, which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

     (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

2.15 RELATED-PARTY TRANSACTIONS. Other than with respect to travel or business expenses in the ordinary course, no employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them for amounts that exceed $5,000, except as specifically provided in Schedule B. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own shares in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.16 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.17 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

2.18     (intentionally deleted)

2.19 DISCLOSURE. The Company has fully provided each Investor with all the information which such Investor has requested for deciding whether to purchase the Class F Preferred Shares and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, and the Shareholders Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.20 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement and the Shareholders Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.21 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Altered Memorandum and Articles of the Company are in the form previously provided to counsel for the Investors.

2.22 TITLE TO PROPERTY AND ASSETS. The Company owns its Property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The property and assets owned and/or leased by the Company is all of the property and assets necessary to conduct the Company's business as presently conducted.

2.23 INTERESTS IN REAL PROPERTY. The Company is not the owner of or a party to or bound by or obligated under any agreement or commitment to own any real property.

2.24 FINANCIAL STATEMENTS. The Company has delivered to each Investor its unaudited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of changes in financial position) at June 30, 1998 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement) at and for the six-month period ended December 31, 1998 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with Canadian and US generally accepted accounting principles.

2.25 CHANGES.  Since June 30, 1998 there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as It is proposed to be conducted);

     (c) any waiver by the Company of a valuable right or of a material debt owed to it;

     (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

     (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

     (f) any material change in any compensation arrangement or agreement with any employee, director or officer; or

     (g) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

2.26 GOODWILL. The Company is not aware of the occurrence or existence of any fact, matter or thing which may have a material adverse effect on the business of the Company.

2.27 FINANCIAL RECORDS OF THE COMPANY. The books and records of the Company have been consistently kept in accordance with the Company's internal policies and do fairly and correctly set out and disclose as at the date hereof in all material respects:

     (i) the assets, liabilities and shareholders' equity of the Company, all as at the date hereof, and

     (ii) the revenues and expenses of the Company for the period from and including June 30, 1998 to the date hereof,

and all material financial transactions of the Company have been accurately recorded in such books and records up to and including the date hereof and all supporting information and material required for entry of all material transactions into the books and records from and including June 30, 1998, to the date hereof is and shall be available for inspection by the Investors and their representatives. Without in any way limiting the generality of the foregoing, all bonuses, commissions and other payments are reflected in the books of account of the Company.

2.28 DEBT OBLIGATIONS OF THE COMPANY. Except as set forth in the Financial Statements, the Company does not have any outstanding, and is not a party to or bound by or obligated under, any bonds, debentures, mortgages, notes or other indebtedness or other like instruments, agreements or arrangements, and the Company is not a party to or bound by or obligated under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness or other like instruments, agreements or arrangements.

2.29 GUARANTEES AND OTHER AGREEMENTS OF THE COMPANY. Except as set out in the Financial Statements, the Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person or entity, and the Company has not given any guarantee or warranty in respect of any property, products or services sold or leased by it except in the ordinary course of business.

2.30 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not made any elections pursuant to Canadian tax laws (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

2.31 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

2.32 LABOUR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labour union, and no labour union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labour dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labour organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company upon reasonable notice or payment in lieu thereof.

2.33 CONDUCT OF THE COMPANY'S BUSINESS. The Company's business has been carried on in the ordinary and normal course of business since June 30, 1998.

2.34 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the United States Internal Revenue Code of 1986, as amended.

               3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby represents and warrants (as and to the extent that the representation and warranty is applicable to it) that:

3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Kleiner, Perkins, Caufield & Byers VI, Integral Capital Partners II, LP, Integral Capital Partners International II C.V. and Oak Investment Partners VI, L.P. is a duly formed and validly existing partnership (or foreign partnership) under the laws of the State of California, the State of Delaware or the Netherlands Antilles and is resident (for investment decisions) in the State of California and has all requisite power, right, authority and capacity to acquire, own and dispose of the Class F Preferred Shares which will be sold to it pursuant to this Agreement, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Bank of Montreal Capital Corporation is a duly formed and validly existing corporation under the Canada Business Corporations Act, and KPMG Peat Marwick LLP is a duly formed and validly existing partnership under the laws of and is a resident in the State of New York, and each of them has all requisite power, right, authority and capacity to acquire, own and dispose of the Class F Preferred Shares which will be sold to it pursuant to this Agreement, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.2 AUTHORIZATION. All action on the part of each of the Investors necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and the Shareholders Agreement and the performance of all obligations of the Investors hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement and the Shareholders Agreement constitute valid and legally binding obligations of the Investors, enforceable in accordance with their respective terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that either:

     (a) the Class F Preferred Shares to be received by such Investor and the Class A Common Shares issuable upon conversion thereof (collectively, the "Securities") will be acquired by the Investor for investment as principal for such Investor's own account, not as a nominee or agent, and the acquisition cost to the Investor is not less than Cdn. $97,000; or

     (b) the Investor carries on business as a portfolio manager in California and is purchasing the Securities as an agent for accounts that are fully managed by the Investor, and the aggregate acquisition cost to the Investor is not less than Cdn. $97,000, provided that

          (i) the total asset value of the investment portfolios the Investor manages on behalf of clients is not less than Cdn. $20,000,000; and

          (ii) the form attached as Schedule "D" will be completed by the Investor, and will be filed by the Company, on or before the 10th day after the Closing, with the British Columbia Securities Commission, and that the Securities will be acquired not with a view to resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement. If the Investor is not an individual but is a corporation, partnership, trust, fund, association or any other organized group of persons, it was not created solely, nor is it used primarily, to permit a group of individuals to purchase securities without a prospectus and it will have an aggregate acquisition cost of purchasing the Class F Preferred Shares of not less than Cdn. $97,000 or, if it is such an entity created or used primarily for such purpose, each of the individuals who form part of the group has contributed at least Cdn. $97,000 to such entity for the purpose of purchasing the Class F Preferred Shares; and if the Investor is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the offering of the Class F Preferred Shares and has a bona fide purpose other than investment in the Class F Preferred Shares or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than Cdn. $97,000.

3.4 DISCLOSURE OF INFORMATION. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Class F Preferred Shares. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Class F Preferred Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon. To the best of the Investor's knowledge, the offer of the Class F Preferred Shares was not advertised; and no person has made to the Investor any written or oral representations:

        (a) that any person will resell or repurchase the Class F Preferred Shares and any Class A Common Shares into which the Class F Preferred Shares may be converted (together, the "Securities");

        (b) that any person will refund the purchase price of the Securities;

        (c)     as to the future price or value of the Securities; or

        (d) that the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the Securities for trading on a stock exchange.

3.5 NO PROSPECTUS. Each Investor acknowledges that no prospectus has been filed by the Company in connection with the issuance of the Securities because the issuance is exempted from the registration and prospectus requirements of the Securities Act (British Columbia) (the "B.C.

Act") and the rules and regulation (collectively the "B.C. Regulations") promulgated pursuant to the B.C. Act and as a result:

        (a) each such Investor is restricted from using most of the civil remedies available under the B.C. Act and the B.C. Regulations;

        (b) each such Investor may not receive information that would otherwise be required to be provided to the Investor under the B.C. Act and the B.C. Regulations; and

        (c) the Company is relieved from certain obligations that would otherwise apply under the B.C. Act and the B.C. Regulations.

3.6 ADVERTISING. Each Investor acknowledges that it has no knowledge of, and will not be purchasing the Class F Preferred Shares, on the basis of any advertising.

3.7 INVESTMENT EXPERIENCE. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Class F Preferred Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Class F Preferred Shares.

3.8 ACCREDITED INVESTOR. Each Investor that is a resident of the United States is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.9 RESTRICTED SECURITIES. It understands that the Securities are characterized as "restricted securities" under the federal securities laws of the United States and the securities laws of the Province of British Columbia and that under such laws and applicable regulations such securities may be resold only in certain limited circumstances. In this connection, each Investor, in the case of a resident of the United States, represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended(the "1933 Act").

3.10 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Class F Preferred Shares (or the Common Shares issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Section 3 and the Investors' Rights Agreement and Shareholders Agreement, provided and to the extent that such provisions are then applicable, and:

        (a) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement and/or a prospectus qualifying the proposed disposition has been filed with the relevant securities authorities in Canada and a receipt has been obtained therefor, as the case may be; or

        (b)    (i)      such Investor shall have notified the Company of the
                        proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and

               (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 1933 Act or is exempt from the registration and prospectus requirements of the relevant securities laws of Canada. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

        (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such Registration Statement shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

3.11 LEGENDS. It is understood that the certificates evidencing the Class F Preferred Shares (and the Class A Common Shares issuable upon conversion thereof) will bear the following legends:

        "These securities have not been registered under the United States Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required, or unless sold pursuant to Rule 144 of such Act." and

        "The securities represented by this certificate are subject to a hold period and may not be traded in British Columbia until the expiry of the hold period except as permitted by the Securities Act (British Columbia) and rules and regulations made thereunder."

               4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING

The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfilment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 (intentionally deleted)

4.4 QUALIFICATIONS. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale pursuant to this Agreement of the Class F Preferred Shares and the underlying Class A Common Shares to those Investors that are residents of California, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 DIRECTORS. The directors of the Company shall have resolved pursuant to
Article 9.1 of the Articles of the Company that the number of directors shall be six and the directors of the Company shall be Norman Francis, Keith Wales, Douglas Mackenzie, Robert Louis, Jeremy Jaech and Roger Siboni.

4.7 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Davis & Company, counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to counsel to the Investors, to the effect that:

        (a) The Company is a company-duly organized, validly existing and in good standing (except for the residency requirement as disclosed in Schedule B hereto) in respect of the filing of annual reports with the Registrar of Companies under the laws of British Columbia, and the Company has the requisite corporate power and authority to own its properties and to conduct its business.

        (b) The Company has the capacity to do business in any state, province or jurisdiction of the United States and Canada where it seeks to do business, subject to complying with any registration or filing requirements and subject to the availability for use of its corporate name in any such state, province or jurisdiction, and is so qualified in any state, province or jurisdiction in which it is currently doing business.

        (c) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement, the Investors' Rights Agreement and the Shareholders Agreement. The Agreement, the Investors' Rights Agreement and the Shareholders Agreement have been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and this Agreement and the Shareholders Agreement constitute legal, valid and binding obligations of the Company. Subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors, the Agreement and the Shareholders Agreement are enforceable according to their respective terms, except that no opinion need be given as to the availability of equitable remedies.

        (d)     The capitalization of the Company is as follows:

                (i) Preferred Shares. 11,946,474 Preferred Shares (the "Preferred Shares"), of which 2,000,000 shares have been designated Class A Preferred Shares, all of which are recorded in the books of the Company as having been duly authorized, issued and delivered and as being validly outstanding, fully paid and nonassessable, 2,000,000 shares have been designated Class B Preferred Shares, all of which are recorded in the books of the Company as having been duly authorized, issued and delivered and as being validly outstanding, fully paid and nonassessable, 2,658,228 shares have been designated Class D Preferred Shares, all of which are recorded in the books of the Company as having been duly authorized, issued and delivered and as being validly outstanding, fully paid and nonassessable, 4,000,000 shares have been designated Class E Preferred Shares, all of which are recorded in the books of the Company as having been duly authorized, issued and delivered and as being validly outstanding, fully paid and nonassessable, and 1,288,246 shares have been designated Class F Preferred Shares and are to be sold pursuant to this Agreement. The Class F Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be validly outstanding, fully paid and nonassessable, approved by all requisite corporate action, and issued in compliance with all applicable Canadian federal and provincial laws regarding the sale of securities, except that the Company must file, within the prescribed time period, with respect to the issue of any Class F Preferred Shares to which the Securities Act (British Columbia) applies, a report in Form 20 with the British Columbia Securities Commission together with the appropriate fees and a fee checklist form and may be required to file with the British Columbia Securities Commission the Certificate referred to in Section 3.3. The respective rights, privileges and preferences of the Class A Prefer-red Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares are as stated in the Company's Altered Memorandum and Articles attached as Exhibit A to this Agreement. 12,051,737 of the authorized but unissued Class A Common Shares have been duly and validly reserved for issuance upon the conversion of the Class A Preferred Shares, the Class B Preferred Shares, the Class D Preferred Shares, the Class E Preferred Shares and the Class F Preferred Shares and, when issued in accordance with the Company's Articles, will be validly issued, fully paid and nonassessable.

                (ii) Common Shares. 50,600,000 Common Shares, of which 50,000,000 shares have been designated Class A Common Shares, 3,403,299 shares of which are recorded in the books of the Company as having been duly authorized, issued and delivered and as being validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable Canadian federal and provincial laws regarding the sale of securities, and 600,000 shares have been designated Class B Common Shares, 476,786 shares of which are recorded in the books of the Company as having been duly authorized, issued and delivered and as being validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable Canadian federal and provincial laws regarding the sale of securities.

                (iii) Except for (A) the conversion privileges of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares (B) the rights of the Investors pursuant to Section 2.4 of the Investors' Rights Agreement, and (C) 1,523,115 Common Shares reserved for options to employees pursuant to the Company's Option Plan, of which 1,202,861 Common Shares are subject to options which have been granted and are not exercised, there are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

        (e) All corporate steps and proceedings have been taken by the Company to allot and issue, as fully paid and non-assessable, the 1,288,246 Class F Preferred Shares to be sold pursuant to this Agreement.

        (f) The execution, delivery, performance and compliance with the terms of this Agreement and the Shareholders Agreement and Sections 2 and 3 of the Investors' Rights Agreement do not violate any provision of any applicable Canadian federal or provincial, or, to the best of such counsel's knowledge, local law, rule or regulation or any provision of the Company's Altered Memorandum and Articles and, to the best of such counsel's knowledge, do not conflict with or constitute a default under the provision of any judgement, writ, decree, order or agreement to which the Company is a party or by which it is bound.

        (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any Canadian federal or provincial governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement, the Shareholders Agreement and sections 2 and 3 of the Investors' Rights Agreement have been obtained, and are effective, as of the Closing, except for the filing by the Company, of a report in Form 20 with the British Columbia Securities Commission together with appropriate fees and a fee checklist form, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

        (h) Such counsel is not aware that there is any action, proceeding or investigation pending, against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement, the Investors' Rights Agreement or the Shareholders Agreement or the right of the Company or its officers, directors and employees to enter into such agreements or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, nor is such counsel aware of any litigation pending against the Company or that the Company has received any threat thereof, by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company or any of its officers or directors with possible investors in the Company or its business.

        (i) Neither the Altered Memorandum nor the Articles of the Company is in violation of any provision of the laws of British Columbia.

4.8 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Investors' Rights Agreement of even date herewith.

4.9 SHAREHOLDERS AGREEMENT. The Company, Norman Francis, Keith Wales, Patricia Wales, The Francis Family Trust, Boardwalk Ventures Inc., Daybreak Software Inc., Fireweed Investments Inc. and the Investors shall each have entered into the Shareholders Agreement of even date herewith.

              5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

The obligations of the Company to each Investor under this Agreement are subject to the fulfilment on or before the Closing of each of the following conditions by that Investor:

5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1.2 and entered into the Investors' Rights Agreement and the Shareholders Agreement.

5.3 CALIFORNIA QUALIFICATION. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Investors that are resident in California of the Class F Preferred Shares and the Class A Common Shares issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                                6. MISCELLANEOUS

6.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Class F Preferred Shares sold hereunder or any Common Shares issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of British Columbia and the laws of Canada applicable therein.

6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given by personal delivery to the party to be notified, by facsimile transmission or by mailing from a United States or Canadian Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties and any such notice will be considered to have been received, if delivered, upon the date of delivery, if sent by facsimile, then on the business day next following the date of transmission, and if mailed, then five business days after the date of mailing. If normal mail service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by mail will not be considered to be received until actually received, and the party sending the notice will deliver or transmit by facsimile such notice in order to ensure prompt receipt thereof.

6.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and disbursements of the Investors, not to exceed $2,500 per Investor. If any action at law or in equity IS necessary to enforce or interpret the terms of this Agreement or the Altered Memorandum and Articles, the prevailing party shall be entitled to reasonable legal fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Class A Common Shares issued or issuable upon conversion of the Class F Preferred Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 AGGREGATION OF SHARES. All the Preferred Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.13 FUNDS. All references to funds and/or dollar amounts are stated in U.S. currency, unless expressly stated otherwise.

6.14 LIMITATION OF LIABILITY. The Investors agree that the Company shall not be liable for any damages suffered by the Investors resulting from a breach of any of the warranties and representations set out in Section 2 hereof except to the extent that the damages suffered by the Investors exceed the sum of $5,000 for any individual breach and the aggregate sum of $25,000 for any one or more breaches.

6.15 FURTHER ASSURANCES. The parties will execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary, to give full effect to this Agreement, and to make this Agreement legally effective, binding and enforceable as between them, and as against third parties.

6.16 NON-WAIVER. The failure of a party to insist upon the strict performance of any term of this Agreement, or to exercise any right, or remedy contained in this Agreement, will not be construed as a waiver or a relinquishment by that party for the future, of that term, right or remedy.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              PIVOTAL SOFTWARE INC.

                              By: /s/ Norman Francis
                                  -------------------------
                                  Norman Francis, President

                              Address:   300-224 West Esplanade
                                         North Vancouver, BC V7M 3M6
                                         Facsimile: 604-988-0035

                INVESTORS:

                              KLEINER, PERKINS, CAUFIELD & BYERS VI

                              by:  /s/ SIGNED
                                  --------------------------

                              Address:   2750 Sand Hill Road
                                         Menlo Park, CA 94025
                                         Facsimile: 415-233-0366
                                         Attention: Doug Mackenzie

                              INTEGRAL CAPITAL PARTNERS 11, L.P.

                              By Integral Capital Management II, L.P., its general partner by: /s/ Pamela Hagenah
                                  --------------------------
                                  a General Partner

                              Address:   2750 Sand Hill Road
                                         Menlo Park, CA 94025
                                         Facsimile: 650-233-0366
                                         Attention: Roger McNamee or
                                                    John Powell

                              INTEGRAL CAPITAL PARTNERS INTERNATIONAL II, CV

                              By Integral Capital Management II, L.P., its Investment General Partner

                              by: /s/ Pamela Hagenah
                                  ----------------------------
                                  a General Partner

                              Address:   2750 Sand Hill Road
                                         Menlo Park, CA 94025
                                         Facsimile: 650-233-0366
                                         Attention: Roger McNamee or
                                                    John Powell

                              BANK OF MONTREAL CAPITAL CORPORATION

                              By its manager, Ventures West Management TIP Inc.

                              per:   /s/ SIGNED
                                  ----------------------------

                              Address:   280 - 1285 West Pender Street
                                         Vancouver, BC V6E 4B 1
                                         Facsimile: 604-687-2145
                                         Attention: Robin J. Louis

                      MANAGING MEMBER OF           VI, LLC,
                           THE GENE                OF
                           OAK INVESTMENT PARTNERS VI.
                               LIMITED PARTNERSHIP


                              OAK INVESTMENT PARTNERS VI, L.P.

                              by: /s/ SIGNED
                                  ----------------------------

                              Address:   525 University   Avenue
                                         Suite 1300,   Palo Alta, CA 94301
                                         Facsimile: 650-328-6345
                                         Attention: Mr. Fred Harman

                              KPMG PEAT MARWICK LLP

                              by: /s/ SIGNED
                                  ----------------------------

                              Address: Suite 2000 - 303 Peachtree Street, NE Atlanta, GA 30308
                                         Facsimile: 6504044501
                                         Attention: Rod McGeary

                             PIVOTAL SOFTWARE, INC.

                                   SCHEDULE A

                             SCHEDULE OF INVESTORS

-------------------------------------------------------------------------------------------------------
                                                                            CLASS F           AMOUNT
PURCHASER                               ADDRESS                             SHARES             (US$)
-------------------------------------------------------------------------------------------------------
Kliener Perkins Caufield & Byers       2750 Sand Hill Road                  309,557          $1,922,346
VI                                     Menlo Park, CA 94025
-------------------------------------------------------------------------------------------------------
Integral Capital Partners II, L.P.     2750 Sand Hill Road                  383,802          $2,383,410
                                       Menlo Park, CA 94025
-------------------------------------------------------------------------------------------------------
Integral Capital Partners              2750 Sand Hill Road                   99,290          $  616,590
International II, C.V.                 Menlo Park, CA 94025
-------------------------------------------------------------------------------------------------------
Bank of Montreal Capital               c/o Ventures West Management         204,848          $1,272,104
Corporation                            TIP Inc.
                                       2800-1285 West Pender Street
                                       Vancouver, BC V63 481
-------------------------------------------------------------------------------------------------------
Oak Investment Partners VI, L.P.       525 University Avenue, Suite 1300    129,718          $  805,550
                                       Palo Alto, California, 94301
-------------------------------------------------------------------------------------------------------
KPMG Peat Marwick LLP                  2000 - 303 Peachtree Street, NE      161,031          $1,000,000
                                       Atlanta, Georgia, 30308
-------------------------------------------------------------------------------------------------------
TOTAL                                                                     1,288,246          $8,000,000
=======================================================================================================

                                   SCHEDULE B

                             PIVOTAL SOFTWARE INC.
                   CLASS F PREFERRED SHARE PURCHASE AGREEMENT
                             SCHEDULE OF EXCEPTIONS

2.1, 21.3      The Company is currently in technical non-compliance of the directors residency requirement under section 133 of the British
               Columbia Company Act, as amended. Section 133(1) requires that the majority of the directors of the Company be persons ordinarily resident in Canada. At the present time, the Board of Directors of the Company consists of 3 persons ordinarily resident in Canada and 3 persons ordinarily resident in the US.
               The Company has been advised by the Registrar of Companies that no serious consequences flow from this technical non-compliance and that no actions of the Company will be invalid as a result.
               Further, this residency requirement is expected to be repealed in the revised Company Act which is expected to come into force within two years.

2.15 The Company has loaned Glenn Hasen, the Company's Vice President of Sales, a total of US $24,489 of which $12,712 remains outstanding. This amount was used to purchase shares in the Company.

                             PIVOTAL SOFTWARE INC.
                                   SCHEDULE C


 Schedule of Shareholders and Share options Information as at January 12, 1998

COMMON SHARES

                              TOTAL SHARES
NAME                     COMMON A     COMMON B

NORM FRANCIS             680,800       45,000
KEITH WALES              669,550       56,250
PATRICIA WALES           644,550       56,250
FRANCIS FAMILY TRUST     575,800      125,000
LEWIS JAMES                2,034       63,700
PAMELA GLANCY                          19,133
ALEX KACHURA                           19,133
MARK DUMONT              342,500       62,500
LAUREN BANERD              1,400        7,200
JOHN MCINNES                              320
STEVE KREHBIEL                          5,400
DANIELA MORRISON                          600
LARRY PALAZZI                             580
FAY TUP CHONG                840        1,160
DEBBIE BULYAKI               280          160
STEPHEN DECOURCEY                         320
JANE MALES                              1,600
KATHRYN POTTER                            160
MICHAEL QUAN                              160
SHARKA STUYT              14,250        4,000
JOHN WOAKES                               160
JAMES YEATES                            8,000
CATHY BROWN               38,400
DENNIS CROW               21,244
ROBERT RUNGE             250,000
JOHN HODGSON                 440
PAYMAN ARMIN                 440
RICK SCHULTZ                 300
GLENN HASEN              136,000

Revolving Loan

--------------------------------------------------------
ELAINE TAM             160
--------------------------------------------------------
NICOLE LEBLANC         160
--------------------------------------------------------
KELLY LYNCH            300
--------------------------------------------------------
COLLEEN NICHOLLS       300
--------------------------------------------------------
SONYA KONIG            240
--------------------------------------------------------
SCOTT BULMER         1,180
--------------------------------------------------------
TRACEY BOLLEMAN      1,812
--------------------------------------------------------
HEATHER DRUGGE         440
--------------------------------------------------------
PETER INMAN         12,000
--------------------------------------------------------
TOM DEVER              400
--------------------------------------------------------
LYN DAVIES             625
--------------------------------------------------------
DAVE MARTENSON         240
--------------------------------------------------------
RACHEL HOUPT           300
--------------------------------------------------------
STEPHANIE ITO          160
--------------------------------------------------------
EHAB SAMY              160
--------------------------------------------------------
GORD BREESE          1,042
--------------------------------------------------------
SCOTT ANDERSON         740
--------------------------------------------------------
TONY YE                300
--------------------------------------------------------
ERICA HO               160
--------------------------------------------------------
BRIAN BONNER           250
--------------------------------------------------------
ELAINE TAM             140
--------------------------------------------------------
TIM GARCIA           1,812
--------------------------------------------------------
ANDRE CHANG            500
--------------------------------------------------------
PAULA MAY              250
--------------------------------------------------------
LAUREL PARSONS         250
--------------------------------------------------------
JULIE GALLA            550
--------------------------------------------------------

--------------------------------------------------------
TOTAL            3,403,299              476,786
--------------------------------------------------------


CLASS A PREFERRED SHARES

--------------------------------
NAME                       TOTAL
                          SHARES
--------------------------------
--------------------------------
BOARDWALK                857,143
VENTURES
--------------------------------
NORM FRANCIS             142,857
--------------------------------
DAYBREAK                 428,572
SOFTWARE
--------------------------------
FIREWEED                 428,571
INVESTMENTS
--------------------------------
Pivotal Subscription Agreement
Jan 15, 1999

-----------------------------
PATRICIA WALES         71,429
-----------------------------
KEITH WALES            71,428
-----------------------------

-----------------------------
TOTAL               2,000,000
-----------------------------


CLASS B PREFERRED SHARES

-----------------------------
NAME                 TOTAL
                    SHARES
-----------------------------
KPCB VI             1,800,000
-----------------------------
INTEGRAL CAPITAL I    200,000
-----------------------------

-----------------------------
TOTAL               2,000,000
-----------------------------


CLASS D PREFERRED SHARES

-----------------------------
NAME                 TOTAL
                    SHARES
-----------------------------
VW BC TECHNOLOGY    1,645,570
-----------------------------
BoM CAPITAL CORP.      40,259
-----------------------------
INTEGRAL CAPITAL II   126,582
-----------------------------
KPCB VI               820,318
-----------------------------
OAK INVESTMENTS VI     24,918
-----------------------------
OAK VI AFFILIATE          581
FUND
-----------------------------

-----------------------------
TOTAL               2,658,228
-----------------------------

I CERTIFY THIS IS A COPY OF A
      DOCUMENT FILED ON

         DEC 29 1998

       JOHN S. POWELL
   REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA

                                    FORM 19

                                 (SECTION 348)

                                  COMPANY ACT

                               SPECIAL RESOLUTION

                                                        Certificate of
                                                        Incorporation No. 398393

        The following special resolution was passed by the company referred to below on the date stated:

        Name of company               PIVOTAL SOFTWARE INC.

        Date resolution passed        December 16, 1998

        Resolution:

        A. RESOLVED, as a special resolution, that the memorandum and articles of the Company be altered by:

        1. abrogating the special rights and restrictions attached to the Common shares, Class A Preferred shares, Class B Preferred shares, Class D Preferred shares and Class E Preferred shares and deleting Part 21 of the articles of the Company in its entirety;

        2. changing the name or designation of the Common shares without par value to that of Class A Common shares without par value;

        3. increasing the authorized capital of the Company by creating 600,000 unissued Class B Common shares with a par value of $0.03 each and 1,288,246 unissued Class F Preferred shares without par value; and

        4. creating, defining and attaching to the Class A Common, Class B Common, Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred and Class F Preferred shares the special rights and restrictions set forth in Schedule 2 attached hereto, which shall be included as Part 21 of the articles of the Company.

        2. RESOLVED, as a special resolution, that the memorandum be in the form attached and marked Schedule 1, so that the memorandum as altered will, at the time of filing, comply with the Company Act."

                Certified a true copy December 22, 1998.



                                       /s/ NORMAN FRANCIS
                                       ----------------------------------------
                                       (Signature)


                                       President & CEO
                                       ----------------------------------------
                                       (Relationship to Company)

CLASS E PREFERRED SHARES


NAME                                      TOTAL
                                          SHARES
-----------------------                  ---------


OAK INVESTMENTS VI                       1,476,658
-----------------------                  ---------
OAK VI AFFILIATE FUND                       34,453
-----------------------                  ---------
KPCB VI                                    951,852
-----------------------                  ---------
INTEGRAL CAPITAL II                        548,148
-----------------------                  ---------
INTEGRAL INT'L                             192,593
-----------------------                  ---------
VW BC TECHNOLOGY                           370,370
-----------------------                  ---------
BOM CAPITAL CORP.                          370,370
-----------------------                  ---------
JEREMY JAECH                                55,556
-----------------------                  ---------
TOTAL                                    4,000,000
-----------------------                  ---------



STOCK OPTION PLAN

Total Options which Board is            2,500,000
authorized to issue
-------------------------------         ---------
Total Options issued to date            2,179,746
-------------------------------         ---------
Options exercised to date                 976,885
-------------------------------         ---------
Unexercised options                     1,202,861
-------------------------------         ---------
Options available for granting            320,254
-------------------------------         ---------

                                   SCHEDULE D
                   CERTIFICATION BY FOREIGN PORTFOLIO MANAGER

The undersigned is purchasing securities of Pivotal Software Inc. (the
"Issuer").

The undersigned hereby certifies that:

a it is purchasing securities of the Issuer on behalf of managed accounts over which it has absolute discretion as to purchasing and selling, and in respect of which it receives no instructions from any person beneficially interested in such accounts or from any other person;

b it carries on the business of managing the investment portfolios of clients through discretionary authority granted those clients (a "portfolio manager" business) in ________________________________ California, and it
     is permitted by law to carry on a portfolio manager business in that jurisdiction;

c it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

d the total asset value of the investment portfolios it manages on behalf of clients is not less than Cdn $20,000,000;

e it does not believe, and has no reasonable grounds to believe, that any resident of British Columbia has a beneficial interest in any of the managed accounts for which it is purchasing; and

f the Issuer has provided it with a list of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer (which list is attached as a schedule to this Form), and it does not believe, and has no reasonable grounds to believe, that any of those persons has a beneficial interest in any of the managed accounts for which it is purchasing, except as follows:

     __________________________________________________________________________

                                   (name of insider(s) or person(s) carrying on
     investor relations activities for the Issuer that have a beneficial interest in an account)

The undersigned acknowledges that it is bound by the provisions of the British Columbia Securities Act including, without limitation, sections 70 and 93 concerning the filing of insider reports and reports of acquisitions.

  Dated at _________________________ this __________________ day of _____, 19__.
                                           (Name  of  Purchaser - please print)

                                           (Authorized Signatory)

                                           (Official Capacity - please print)

                        (please print name of individual whose signature appears above, if different from name of purchaser printed above)

                              PIVOTAL SOFTWARE INC.

                                    EXHIBIT A

                          ALTERED MEMORANDUM & ARTICLES

                                   SCHEDULE 1

                       ATTACHED TO SPECIAL RESOLUTIONS OF

                              PIVOTAL SOFTWARE INC.

                    PASSED BY THE COMPANY ON DECEMBER 16,1998

                                   MEMORANDUM
                                    (ALTERED)

                                       OF

                              PIVOTAL SOFTWARE INC.

I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum.

1. The name of the Company is PIVOTAL SOFTWARE INC.

2. The authorized capital of the Company consists of 62,546,474 shares divided into:

     (a) 50,000,000 Class A Common shares without par value;

     (b) 600,000 Class B Common shares with a par value of $0.03 each;

     (c) 2,000,000 Class A Preferred shares without par value;

     (d) 2,000,000 Class B Preferred shares with a par value of $1.17 each;

     (e) 2,658,228 Class D Preferred shares without par value;

     (f) 4,000,000 Class E Preferred shares without par value; and

     (g) 1,288,246 Class F Preferred shares without par value.

3. Special rights and restrictions attached to the shares are set out in the articles.

                                   SCHEDULE 2

                       ATTACHED TO SPECIAL RESOLUTIONS OF

                              PIVOTAL SOFTWARE INC.

                   PASSED BY THE COMPANY ON DECEMBER 16, 1998

                                     PART 21
         RIGHTS AND RESTRICTIONS ATTACHED TO THE CLASS A COMMON SHARES,
                           THE CLASS B COMMON SHARES,
                          THE CLASS A PREFERRED SHARES,
                          THE CLASS B PREFERRED SHARES,
                          THE CLASS D PREFERRED SHARES,
                          THE CLASS E PREFERRED SHARES,
                        AND THE CLASS F PREFERRED SHARES



21.1   DIVIDEND PROVISIONS

The holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be entitled to receive dividends, out of any assets legally available therefor, when, as and if declared by the Board of Directors; however, in the event dividends are paid on any other outstanding shares of this Company, the holders of Class A, Class B, Class D, Class E and Class F Preferred Shares shall be entitled to an amount per share equal to that paid on any other outstanding shares of this Company as determined on a basis as if all the Preferred Shares in question had been fully converted into Class A Common Shares under the provisions of Article 21.4 (the "Converted Basis") on the date of record for the payment of such dividend for such Class A, Class B, Class D, Class E and Class F Preferred Shares. Such dividends shall not be cumulative.

21.2     LIQUIDATION PREFERENCE

(a) In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Class F Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

(i) U.S. $6.21 for each outstanding Class F Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class F Issue Price"); and

(ii) an amount equal to any declared but unpaid dividends on such shares.

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class F Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class F Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(b) Upon the completion of the distribution required by subparagraph (a) of this Article 21.2, if assets remain in this Company, the holders of Class E Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares or Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

(i) U.S. $1.35 for each outstanding Class E Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class E Issue Price"); and

(ii) an amount equal to any declared but unpaid dividends on such shares.

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class E Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class E Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(c)  Upon the completion of the distributions required by subparagraphs (a) and
     (b) of this Article 21.2, if assets remain in this Company, the holders of Class D Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares, Class B Preferred Shares or Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

(i) U.S. $0.79 for each outstanding Class D Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class D Issue Price"); and

(ii) an amount equal to any declared but unpaid dividends on such shares.

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class D Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class D Preferred

Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(d) Upon the completion of the distributions required by subparagraphs (a), (b) and (c) of this Article 21.2, if assets remain in this Company, the holders of Class B Preferred Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares or Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

(i) U.S. $1.00 for each outstanding Class B Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class B Issue Price"); and

(ii) an amount equal to any declared but unpaid dividends on such shares.

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class B Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class B Preferred Shares in proportion to the aggregate fall aforesaid preferential amounts to which each such holder would otherwise be entitled.

(e)  Upon the completion of the distributions required by subparagraphs (a),
     (b), (c) and (d) of this Article 21.2, if assets remain in this Company, the holders of Class A Preferred Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

(i) U.S. $0.30 for each outstanding Class A Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class A Issue Price"); and

(ii) an amount equal to any declared but unpaid dividends on such shares.

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class A Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class A Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(f)  Upon the completion of the distributions required by subparagraphs (a),
     (b), (c), (d) and (e) of this Article 21.2, if assets remain in this Company, the holders of the Class A Common Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the Class B Common

     Shares by reason of their ownership thereof, an amount per share equal to any declared but unpaid dividends on such share.

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class A Common Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class A Common Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(g)  Upon the completion of the distributions required by subparagraphs (a),
     (b), (c), (d), (e) and (f) of this Article 21.2, if assets remain in this Company, the holders of the Class B Common Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of any other class of shares by reason of their ownership thereof, an amount per share equal to any declared but unpaid dividends on such share.

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class B Common Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class B Common Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(h)  After the distributions described in subparagraphs (a), (b), (c), (d), (e),
     (f) and (g) of this Article 21.2 have been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares, Class F Preferred Shares and Common Shares pro rata based on the number of shares of Common Shares held by each on a Converted Basis.

(i) A reorganization of this Company or a consolidation or merger of this Company with or into any other company or companies, or a sale, conveyance or disposition of all or substantially all of the assets of this Company or the completion of a transaction or class of related transactions in which more than 50% of the voting power of the Company is disposed of, except for and excluding a transaction described in Article 21.4(a)(iii)(A), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Article 21.2.

(j) Any securities to be delivered pursuant to subparagraph (i) above shall be valued as follows:

(i) Securities not subject to a hold period or other similar restrictions on free marketability:

     (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

     (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

     (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this Company and the holders of Preferred Shares which would be entitled to receive such securities or the same type of securities and which Preferred Shares represent at least a majority of the voting power of all then outstanding shares of such Preferred Shares.

(ii) The method of valuation of securities subject to a hold period or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in clause (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Company and the holders of Preferred Shares which would be entitled to receive such securities or the same type of securities and which represent at least a majority of the voting power of all then outstanding shares of such Preferred Shares.

(k) In the event the requirements of subparagraph (i) of this Article are not complied with, the Company shall forthwith either:

     (i) cause such closing to be postponed until such time as the requirements of this Article 21.2 have been complied with, or

     (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Class A, Class B, Class D, Class E and Class F Preferred Shares and Class A Common Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subparagraph (l) hereof.

(l) The Company shall give each holder of record of Class A, Class B, Class D, Class E and Class F Preferred Shares written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provision of this Article 21.2, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Shares which are entitled to such notice rights or similar notice rights and which represents at least a majority of the voting power of all then outstanding shares of such Preferred Shares.

(m) The provisions of this Article 21.2 are in addition to the protective provisions of Article 21.6 hereof.

21.3 RETRACTION AT REQUEST OF SHAREHOLDER AND REDEMPTION BY THE COMPANY

(a) On or at any time after June 30, 2001, the Company shall, after receipt by it of the written request of the holders of not less than 75% of the outstanding Class B, Class D, Class E and Class F Preferred Shares, redeem in whole or in part the Class B, Class D, Class E and Class F Preferred Shares by paying in cash therefor:

     (i) for the Class B Preferred Shares a sum per share equal to U.S. $1.00 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (defined below) (such total amount is hereinafter referred to as the "Class B Redemption Price");

     (ii) for the Class D Preferred Shares a sum per share equal to U.S. $0.79 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (such total amount is hereinafter referred to as the "Class D Redemption Price");

     (iii) for the Class E Preferred Shares a sum per share equal to U.S. $1.35 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (such total amount is hereinafter referred to as the "Class E Redemption Price"); and

     (iv) for the Class F Preferred Shares a sum per share equal to U.S. $6.21 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (such total amount is hereinafter referred to as the "Class F Redemption Price").

(b) On or at any time after June 30, 2001, the Company may, after receipt by it of written consent to redemption hereunder of the Class B, Class D, Class E and Class F Preferred Shares, from the holders of Class B, Class D, Class E and Class F Preferred Shares representing at least 75% of the voting power of the then outstanding Class B, Class D, Class E and Class F Preferred Shares of this Company, at any time it may lawfully do so, redeem in whole or in part the Class B, Class D, Class E and Class F Preferred Shares by paying in cash therefor a sum equal to the Class B Redemption Price in the case of the Class B Preferred Shares, the Class D Redemption Price in case of the Class D Preferred Shares, the Class E Redemption

         Price in the  case of the  Class E  Preferred  Shares  and the  Class F
         Redemption Price in the case of the Class F Preferred Shares so redeemed.

(c)        (i)  In the event of any redemption of only a part of the then outstanding Class B, Class D, Class E and Class F Preferred Shares, this Company shall, except as provided in Article 21.3(c)(iii), effect such redemption pro rata in proportion to the aggregate redemption price for each class.

          (ii) Within thirty (30) days after receipt of the written request referred to in Article 21.3(a) or the written consent referred to in Article 21.3(b), as the case may be, the Company shall give written notice by mail, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Class B, Class D, Class E and Class F Preferred Shares to be redeemed, at the address last shown on the records of this Company for such holder or given by the holder to this Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of this Company is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the date fixed by the Company for the redemption of any Class B, Class D, Class E and Class F Preferred Shares, which date shall be not less than 30 but no more 60 days after the date of such mailing (the "Redemption Date"), the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this Company, in the manner and at the place designated, the holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Article 21.3(c)(iii), on or after the Redemption Date, each holder of Class B, Class D, Class E and Class F Preferred Shares to be redeemed shall surrender to this Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (iii) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Class B, Class D, Class E and Class F Preferred Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Company or be deemed to be outstanding for any purpose whatsoever. If the funds of this Company legally available for redemption of Class B, Class D, Class E and Class F Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class B, Class

D, Class E and Class F Preferred Shares specified in the Redemption Notice to be redeemed on such date, those funds which are legally available will be used as follows:

A. First, the funds will be used to redeem the maximum possible number of Class F Preferred Shares described in the Redemption Notice at the Class F Redemption Price, in priority and preference to any payment to the holders of Class B Preferred Shares, Class D Preferred Shares and Class E Preferred Shares, and if such funds are insufficient to permit the payment of the full Redemption Price for the Class F Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of the Class F Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(a),

B. Second, if funds remain after paying in full the Class F Redemption Price to the holders of Class F Preferred Shares, then the funds will be used to redeem the maximum possible number of Class E Preferred Shares described in the Redemption Notice at the Class E Redemption Price, in priority and preference to any payment to the holders of Class B Preferred Shares and Class D Preferred Shares, and if such funds are insufficient to permit the payment of the full Redemption Price for the Class E Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of Class E Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(b),

C. Third, if funds remain after paying in full the Class B Redemption Price to the holders of Class E Preferred Shares, then the funds will be used to redeem the maximum possible number of Class D Preferred Shares described in the Redemption Notice at the Class D Redemption Price, in priority and preference to any payment to the holders of Class B Preferred Shares, and if such funds are insufficient to permit the payment of the full Redemption Price for the Class D Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of Class D Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(c), and

D. Fourth, if funds remain after paying in full the Class D Redemption Price to the holders of Class D Preferred Shares, then the funds will be used to redeem the maximum possible number of Class B Preferred Shares described in the Redemption Notice at the Class B Redemption Price, and if such funds are insufficient to permit the payment of the full Redemption Price for the

          Class B Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of Class B Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(d).

     The Class B, Class D, Class E and Class F Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of Class B, Class D, Class E and Class F Preferred Shares, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed, in the priority set out above.

(iv) Three days prior to the Redemption Date, this Company shall deposit the Redemption Price of all outstanding Class B, Class D, Class E and Class F Preferred Shares designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of U.S. $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this Company shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Class B, Class D, Class E and Class F Preferred Shares to the holders thereof upon surrender of their certificates duly endorsed for transfer. Any moneys deposited by this Company pursuant to this Article 21.3(c) (iv) for the redemption of shares which are thereafter converted into Class A Common Shares pursuant to Article 21.4 hereof no later than the close of business on the Redemption Date shall be returned to this Company forthwith upon such conversion. The balance of any moneys deposited by this Company pursuant to this Article 21.3(c)(iv) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this Company, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of Class B, Class D, Class E or Class F Preferred Shares and payment of any bond requested by the Company, to receive such monies but without interest from the Redemption Date.

21.4 CONVERSION

The holders of the Class A, Class B, Class D, Class E and Class F Preferred Shares shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert.

(i) Subject to Article 21.4 (c), each Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share and Class F Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and (in the case of a Class B Preferred Share, Class D Preferred Share, Class E Preferred Share and Class F Preferred Share) prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this Company or any transfer agent for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares into such number of fully paid and non-assessable Class A Common Shares as is determined by dividing the Original Class A Issue Price, Original Class B Issue Price, Original Class D Issue Price, Original Class E Issue Price or Original Class F Issue Price as applicable, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for Class A Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be the Original Class A Issue Price, the Original Class D Issue Price, the Original Class E Issue Price and the Original Class F Issue Price, respectively, and the initial Conversion Price per share for Class B Preferred Shares shall be U.S. $0.95 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization); provided, however, that the Conversion Price for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be subject to adjustment as set forth in Article 21.4(c).

(ii) In the event of a call for redemption of any Class B and/or Class D and/or Class E and/or Class F Preferred Shares pursuant to Article 21.3 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

(iii) Each Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share and Class F Preferred Share shall automatically be converted into Class A Common Shares at the Conversion Price at the time in effect for such Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares immediately upon the earlier of:

      A. the acquisition of all or substantially all of the assets of the Company by a third party or the consummation of a takeover of the Company by a third party as a result of an offer to acquire all of the issued shares of the Company, at a price or consideration which results in payment to all of the shareholders of the Company of not less than U.S. $7.50 per Common Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) calculated on a basis that all of the Preferred Shares have been converted to Class A Common Shares and without regard to any liquidation preferences for any class of shares as set forth herein; and

     B. the consummation of the Company's sale of its Common Shares in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933 of the United States, as amended, the public offering price of which was not less than U.S. $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and U.S. $15,000,000 in the aggregate, provided that the underwriters in such public offering are acceptable to the holders of a majority of the Class B, Class D Class E and Class F Preferred Shares, such acceptance not to be unreasonably withheld.

(b) Mechanics of Conversion. Before any holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be entitled to convert the same to Class A Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares, and shall give written notice by mail, postage prepaid, to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Class A Common Shares are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares to be converted, and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Shares as of such date. If the conversion is in connection with an acquisition or take-over referred to in Article 21.4(a)(iii)(A) or in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933 of the United States, as amended, as set out in
     Article 21.4(a)(iii)(B), the conversion may, at the option of any holder tendering Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares for conversion, be conditioned upon the consummation of the acquisition of the assets or the take-over, or conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Shares issuable upon such conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall not be deemed to have converted such Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares until immediately prior to the closing of such acquisition, take-over or sale of securities.

(c) Conversion Price Adjustments of Preferred Shares. The Conversion Price of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be subject to adjustment from time to time as follows:

     (i)    A. Upon each issuance by the Company of any Additional Shares
               (as defined below), after the date upon which any of the Class B Preferred Shares were first issued (the "Purchase Date" with respect to the Class A and Class B Preferred Shares) or after the date upon which any shares of the Class D Preferred Shares were first issued (the "Purchase Date" with respect to the Class D Preferred Shares) or after the date upon which any shares of the Class E Preferred Shares were first issued (the "Purchase Date" with respect to the Class E Preferred Shares) or after the date upon which any shares of the Class F Preferred Shares were first issued (the "Purchase Date" with respect to the Class F Preferred Shares), without consideration or for a consideration per share less than the Conversion Price for such class in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for such class in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 21.4(c)(i)) be adjusted to a price determined as follows:

               1. In the case of the Class A Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares, by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issuance plus the number of Common Shares which the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issuance plus the number of such Additional Shares; and

               2. In the case of the Class B Preferred Shares no adjustment to the Conversion Price for such class shall be made upon the issuance by the Company of any Additional Shares unless the consideration per share for such issuance is less than U.S. $0.79 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization). In the event that Additional Shares are issued by the Company for consideration per share which is less than U.S. $0.79 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization), then the Conversion Price for the Class B Preferred Shares will be adjusted to a price determined by multiplying the Conversion Price for Class B Preferred Shares in effect immediately prior to such issuance by a fraction, the numerator of which shall be the new

                    Conversion Price for the Class D Preferred Shares for the issuance of such Class D Preferred Shares and the denominator of which shall be the Conversion Price for the Class D Preferred Shares in effect immediately prior to the issuance of such Additional Shares.

B. No adjustment of the Conversion Price for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be made in an amount less than one cent U.S. per share, provided that any adjustments which are not required to be made by reason of this Article 21.4(c)(i)B shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Article 21.4(c)(i)(E)(3) and (4), no adjustment of such Conversion Price pursuant to this Article 21.4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

C. In the case of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Company for any underwriting or otherwise in connection with the issuance and sale thereof.

D. In the case of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

E. In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article 21.4(c)(i) and (ii):

     1. The aggregate maximum number of Common Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article 21.4(c)(i)(C) and (D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares covered thereby.

     2. The aggregate maximum number of Common Shares deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in
          Article 21.4(c)(i)(C)and (D)).

     3. In the event of any change in the number of Common Shares deliverable or in the consideration payable to this Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

     4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

     5. The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to Article 21.4(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article 21.4(c)(i)(E)(3) or
          (4).

(ii) "Additional Shares" shall mean any Common Shares issued (or deemed to have been issued pursuant to Article 21.4(c)(i)(E)) by this Company after the applicable Purchase Date other than:

          A.   Common Shares issued pursuant to a transaction described in
               Article 21.4(c)(iii),

          B. Common Shares issuable or issued to employees, consultants or directors of this Company directly or pursuant to a share option plan or restricted share plan approved by the Board of Directors of this Company at any time when the total number of Common Shares so issuable or issued (and any shares repurchased at cost and not cancelled by the Company in connection with the termination of employment which shares shall be available for re-issue by the Company) does not exceed 2,500,000 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization), or

          C. Common Shares issued or issuable (I) in a public offering before or in connection with which all outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares will be converted to Common Shares or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

(iii) In the event the Company should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional

               Common Shares (hereinafter referred to as "Common Share Equivalents") without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of such class shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Share Equivalents with the number of shares issuable with respect to Common Share Equivalents determined from time to time in the manner provided for deemed issuances in Article 21.4(c)(i)(E).

     (iv) If the number of Common Shares outstanding at any time after the applicable Purchase Date is decreased by a consolidation of the outstanding Common Shares, then, following the record date of such consolidation, the Conversion Price for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of such class shall be decreased in proportion to such decrease in outstanding shares.

(d) Other Distributions. In the event this Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Article 21.4(c)(iii), then, in each such case for the purpose of this Article 21.4(d), the holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Company into which their Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Shares of the Company entitled to receive such distribution.

(e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, consolidation or merger or sale of assets transaction provided for elsewhere in this Article 21.4 or Article 21.2) provision shall be made so that holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall thereafter be entitled to receive upon conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 21.4 with respect to the rights of holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares after the recapitalization to the end that the provisions of this Article
     21.4 (including adjustments of the Conversion Price then in effect and the number of shares issuable upon conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares), shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. This Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 21.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares against impairment.

(g)  No Fractional Shares and Certificate as to Adjustments.

     (i) No fractional shares shall be issued upon conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares that the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

     (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares pursuant to this Article 21.4, this Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the written request at any time of any holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth

          (A) such adjustment and readjustment,

          (B)  the Conversion Price at the time in effect, and

          (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share or Class F Preferred Share.

(h) Notices of Record Date. In the event of any taking by this Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, this Company shall mail to each holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

(i) Reservation of Shares Issuable Upon Conversion. This Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

(j) Notices. Any notice required by the provisions of this Article 21.4 to be given to the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be deemed given if deposited in the United States mail or Canadian mail, postage prepaid, and addressed to each holder of record at that holder's address appearing on the books of this Company.

21.5 VOTING RIGHTS

The holder of each Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share or Class F Preferred Share shall have the fight to one vote for each Common Share into which such Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share or Class F Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Articles of the Company, and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote.

21.6 PROTECTIVE PROVISIONS

So long as Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares are outstanding, this Company shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 75% of the then outstanding shares of Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares acting together:

     (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other company (other than a wholly owned subsidiary company) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of; or

     (b) increase the authorized number of Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares.

21.7 STATUS OF CONVERTED OR REDEEMED SHARES

In the event any Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be redeemed or converted pursuant to Article 21.3 or Article 21.4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Company.

21.8 The holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall have the right in priority to any other class, and in priority to any third party, to be offered by the Company the right to subscribe for and purchase:

     (a) the shares of any class that may be authorized and created by the Company subsequent to June 30, 1995; and

     (b) any additional shares of any class existing on June 30, 1995 resulting from any further increase in the Company's authorized capital, subsequent to the said date;

and subject to the provisions of the Company Act, the holders of any other class of shares subordinate to the Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred and Class F Preferred shareholders waive any right of subscription and purchase that they as holders of such other class may otherwise be entitled to.

21.9 COMMON SHARES

     (a) INTERPRETATION. References in this Article 21 to Common Shares, and not further described as Class A Common Shares or Class B Common Shares, means both the Class A Common Shares and the Class B Common Shares.

     (b) DIVIDEND RIGHTS. Subject to the prior fights of holders of all classes of shares at the time outstanding having prior rights as to dividends, the holders of the Common Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     (c) LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in Article 21.2.

     (d)  REDEMPTION. The Common Shares are not redeemable.

     (e) VOTING RIGHTS. The holder of each Common Share shall have the fight to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Articles of this Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law.